EXHIBIT 11
                              BellSouth Corporation
                        Computation of Earnings Per Share


                                  For the Three Month Period Ended
                                           September 30,
                                      2000                2001

Basic Earnings Per Common Share:

Net Income                                $ 1,036                $  7

Weighted average shares
Outstanding
                                            1,871               1,875

Earnings Per Common Share
                                           $  .55               $ .00

                                  For the Nine Month Period Ended
                                           September 30,
                                      2000                2001

Basic Earnings Per Common Share:

Net Income                                $ 3,101             $ 1,778

Weighted average shares
Outstanding
                                            1,878               1,874

Earnings Per Common Share
                                          $  1.65              $  .95





                                                               EXHIBIT 11
                              BellSouth Corporation
                  Computation of Earnings Per Share (continued)


                                  For the Three Month Period Ended
                                           September 30,
                                      2000                2001

Diluted Earnings per Common Share:

Net Income                                $ 1,036                $  7

Weighted average shares
Outstanding
                                            1,871               1,875

Incremental shares from
Assumed exercise of
stock options and payment of
performance share awards



                                               14                  12

Total Shares                                1,885               1,887

Earnings Per Common Share
                                            $ .55               $ .00


                                  For the Nine Month Period Ended
                                           September 30,
                                      2000                2001

Diluted Earnings per Common Share:

Net Income                                $ 3,101             $ 1,778

Weighted average shares
Outstanding
                                            1,878               1,874

Incremental shares from
Assumed exercise of
stock options and payment of
performance share awards



                                               16                  12

Total Shares                                1,894               1,886

Earnings Per Common Share
                                           $ 1.64               $ .94